As filed with the Securities and Exchange Commission on April 30, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Niagara Financial Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	42-1556195
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

726 Exchange Street, Suite 618

Buffalo, NY 14210

(Address of Principal Executive Offices and Zip Code)

First Niagara Financial Group, Inc. 2012 Equity Incentive Plan

(Full Title of the Plan)

Mr. John R. Koelmel

President and Chief Executive Officer

First Niagara Financial Group, Inc.

726 Exchange Street, Suite 618

Buffalo, NY 14210

(716) 819-5500

(Name, Address and Telephone Number, including area code, of Agent for Service)

Copies to:

Michael H. Friedman, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, PA 19103

(215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	7,000,000	$8.875	$62,125,000	$7,120

(1)	This registration statement on Form S-8 (this “Registration Statement) covers shares of common stock, par value $.01 per share (“Common Stock”), of First Niagara Financial Group, Inc. that may be offered and sold from time to time pursuant to the First Niagara Financial Group, Inc. 2012 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock being registered shall be adjusted to include any additional shares of common stock that may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions in accordance with the anti-dilution provisions of the Plan.
(2)	In accordance with Rules 457(h)(1) and 457(c), calculated on the basis of the high and low prices of the Common Stock on the Nasdaq Global Select Market on April 23, 2012.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission are hereby incorporated by reference in this Registration Statement:

•	Annual Report on Form 10-K of First Niagara Financial Group, Inc. (the “Company”) for the year ended December 31, 2011 (File No. 001-35390), filed with the Commission on February 28, 2012;

•

All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to above; and

•	The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on January 15, 2003 (File No. 000-23975).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. First Niagara’s restated certificate of incorporation provides for indemnification of its officers and directors to the fullest extent permitted by the DGCL.

As permitted by Section 102 of the DGCL, the Company’s restated certificate of incorporation provides that no director will be liable to the Company or its stockholders for monetary damages for breach of certain fiduciary duties as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any its directors, officers, employees and agents against any liability asserted against them in connection with or arising out of their position with the corporation. The Company maintains liability insurance covering its directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act of 1933, within the limits and subject to the limitations of the policies. The indemnification and insurance provided for directors of the Company are subject to Section 174 of the DGCL, which governs liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Kristy Berner, First Vice President, Assistant General Counsel and Assistant Secretary of First Niagara Financial Group, Inc.	Attached as Exhibit 5

23.1	Consent of KPMG LLP	Attached as Exhibit 23.1

23.2	Consent of Kristy Berner, First Vice President, Assistant General Counsel and Assistant Secretary of First Niagara Financial Group, Inc.	Included in Exhibit 5

24	Power of Attorney	Contained on Signature Page

*	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Commission File No. 333-99737), originally filed with the Commission on September 18, 2002.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on this 30th day of April, 2012.

FIRST NIAGARA FINANCIAL GROUP, INC.

By:	/s/ John R. Koelmel
John R. Koelmel President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John R. Koelmel and Gregory W. Norwood, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to this Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John R. Koelmel	President	April 30, 2012
Chief Executive Officer, and
Director
(Principal Executive Officer)
John R. Koelmel

/s/ Gregory W. Norwood	Chief Financial Officer	April 30, 2012
Chief Financial and Accounting Officer (Principal Financial Officer and
Principal Accounting Officer)
Gregory W. Norwood

/s/ G. Thomas Bowers	Chairman	April 30, 2012
G. Thomas Bowers

/s/ Thomas E. Baker	Director	April 30, 2012
Thomas E. Baker

/s/ Roxanne J. Coady	Director	April 30, 2012
Roxanne J. Coady

/s/ Carl A. Florio	Director	April 30, 2012
Carl A. Florio

/s/ Carlton L. Highsmith	Director	April 30, 2012
Carlton L. Highsmith

/s/ Barbara S. Jeremiah	Director	April 30, 2012
Barbara S. Jeremiah

Signature	Title	Date

/s/ William H. Jones	Director	April 30, 2012
William H. Jones

/s/ George M. Philip	Director	April 30, 2012
George M. Philip

/s/ Peter B. Robinson	Director	April 30, 2012
Peter B. Robinson

/s/ Nathaniel D. Woodson	Director	April 30, 2012
Nathaniel D. Woodson

EXHIBIT INDEX

Exhibit No.	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Kristy Berner, First Vice President, Assistant General Counsel and Assistant Secretary of First Niagara Financial Group, Inc.	Attached as Exhibit 5

23.1	Consent of KPMG LLP	Attached as Exhibit 23.1

23.2	Consent of Kristy Berner, First Vice President, Assistant General Counsel andAssistant Secretary of First Niagara Financial Group, Inc.	Included in Exhibit 5

24	Power of Attorney	Contained on Signature Page

*	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Commission File No. 333-99737), originally filed with the Commission on September 18, 2002.